Schedule 14A
                            (Rule 14a-101)

                INFORMATION REQUIRED IN PROXY STATEMENT
                       SCHEDULE 14A INFORMATION

      Proxy Statement Pursuant to Section 14(a) of the Securities
         Exchange Act of 1934

Filed by the Registrant  X
                        ---
Filed by a Party other than the Registrant
                                           ---
Check the appropriate box:

    Preliminary proxy statement            --- Confidential, for use of the
---                                            Commission only (as permitted
 X  Definitive proxy statement                 by Rule 14a-6(e)(2))
---
    Definitive additional materials
---
    Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
---

                           Lunar Corporation

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            (Name of Registrant as Specified in Its Charter)

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  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

 X  No fee required.
---
    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
---

(1) Title of each class of securities to which transaction applies:
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(2) Aggregate number of securities to which transaction applies:
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(3) Per unit price or other underlying value of transaction computed pursuant to
Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
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(4) Proposed maximum aggregate value of transaction:
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(5) Total fee paid:
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--- Fee paid previously with preliminary materials.

--- Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount previously Paid:
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(2) Form, Schedule or Registration Statement No.:
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(3) Filing Party:
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(4) Date Filed:
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Lunar Corporation
726 Heartland Trail
Madison, Wisconsin 53717-1915
(608) 828-2663

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO THE HOLDERS OF THE COMMON STOCK OF LUNAR CORPORATION:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Lunar Corporation will be held at Lunar Corporation, 726 Heartland Trail, Madison, Wisconsin, on Friday, November 19, 1999, at 11:00 a.m., local time, for the following purposes:

(1) To elect two (2) directors to serve until the 2002 Annual Meeting of Shareholders.

(2) To consider and vote on a proposal to approve an amendment to Lunar's stock option plan to increase the number of shares of common stock available under the plan and to provide that shares subject to a stock option that is replaced by an option with a lower exercise price will not become available for future option grants unless shareholder approval is obtained.

(3) To ratify the selection of Arthur Andersen LLP as Lunar's auditors for the fiscal year ending June 30, 2000.

(4) To transact any other business as may properly come before the meeting or any adjournments thereof.

Only shareholders of record at the close of business on October 8, 1999, the record date for the meeting, are entitled to notice of and to vote at the meeting or any adjournments thereof.

IMPORTANT

To ensure your representation at the meeting, please sign and date the enclosed proxy, and return it immediately in the enclosed stamped envelope. Sending in your proxy will not prevent you from personally voting your shares at the meeting, since you may revoke your proxy by attending the meeting and voting in person or by advising Lunar's Secretary in writing (by later-dated proxy which is voted at the meeting or otherwise) of such revocation at any time before it is voted.

By Order of the Board of Directors,



/s/ Richard B. Mazess, Ph.D.
Richard B. Mazess, Ph.D.
President

Madison, Wisconsin
October 27, 1999




Lunar Corporation
726 Heartland Trail
Madison, Wisconsin 53717-1915
(608) 828-2663

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of the accompanying proxy by the Board of Directors of Lunar Corporation for use at the Annual Meeting of Shareholders to be held at Lunar Corporation, 726 Heartland Trail, Madison, Wisconsin, on Friday, November 19, 1999, at 11:00 a.m., local time, and at any adjournments thereof.

At the meeting, shareholders will consider proposals to (1) elect two (2) Directors to serve until the 2002 Annual Meeting of Shareholders, (2) approve an amendment to Lunar's stock option plan to increase the number of shares of common stock available under the plan and to provide that shares subject to a stock option that is replaced by an option with a lower exercise price will not become available for future option grants unless shareholder approval is obtained, and (3) ratify the selection of Arthur Andersen LLP as Lunar's auditors for the fiscal year ending June 30, 2000. The Board of Directors does not know of any other matters to be brought before the meeting; however, if other matters should properly come before the meeting, it is intended that the persons named in the accompanying proxy will vote on such matters at their discretion.

Shareholders who execute proxies retain the right to revoke them at any time prior to the voting thereof by attending the meeting and voting in person or by advising Lunar's Secretary of such revocation in writing (by later-dated proxy which is voted at the meeting or otherwise).

PROXY SOLICITATION

Proxies will be solicited by mail. In addition to solicitation by mail, certain officers and employees of Lunar may solicit by telephone, telegraph, and personally. The cost of the solicitation will be borne by Lunar. The notice of the meeting, this proxy statement, the accompanying form of proxy, the report on Form 10-K filed with the Securities and Exchange Commission, and the Annual Report to Shareholders for the fiscal year ended June 30, 1999, were first mailed to shareholders on or about October 27, 1999.

SHAREHOLDERS ENTITLED TO VOTE

Only holders of record of Lunar's common stock at the close of business on October 8, 1999, the record date for the meeting, are entitled to notice of and to vote at the meeting and at any adjournments thereof. Shareholders will be entitled to one vote for each full share held. On October 8, 1999, there were outstanding 8,598,580 shares of common stock.

VOTING INFORMATION

A shareholder may, with respect to the election of directors, (i) vote for the election of both nominees named below to serve until the 2002 Annual Meeting of Shareholders, (ii) withhold authority to vote for both nominees, or (iii) vote for the election of one nominee and withhold authority to vote for the other nominee by striking a line through such other nominee's name on the proxy.
A shareholder may, with respect to each other proposal, (i) vote "FOR" approval or ratification, (ii) vote "AGAINST" approval or ratification, or (iii) "ABSTAIN" from voting on such proposal.

Proxies in the accompanying form, properly executed and received by Lunar prior to the meeting and not revoked, will be voted as directed therein. In the absence of a specific direction from a shareholder, the shareholder's proxy will be voted "FOR" the election of the director nominees named in this proxy statement, "FOR" approval of the amendment to Lunar's stock option plan and "FOR" ratification of the selection of Arthur Andersen LLP as Lunar's auditors. If a proxy is marked to indicate that all or a portion of the shares represented by the proxy are not being voted with respect to a particular proposal, those non-voted shares will not be considered present and entitled to vote on the proposal.

The affirmative vote of a plurality of the votes cast by the shares present in person or by proxy at the meeting and entitled to vote in the election of directors is required to elect directors. Thus, if a quorum is present, the two persons receiving the greatest number of votes will be elected to serve as directors. Accordingly, non-voted shares with respect to the election of directors will not affect the outcome of the election of directors. In addition, withholding authority to vote for a director nominee will not prevent that nominee from being elected. If a quorum is present, in order to approve the amendment to Lunar's stock option plan or ratify the selection of Arthur Andersen LLP as Lunar's auditors, the number of votes cast favoring such proposal must exceed the number of votes cast opposing such proposal. Accordingly, non-voted shares and abstentions with respect to the proposal to approve the amendment to Lunar's stock option plan or ratify the selection of Arthur Andersen LLP as Lunar's auditors will not affect the determination of whether that matter has been approved or ratified.


ITEM 1 - ELECTION OF DIRECTORS

Lunar's by-laws authorize the Board of Directors to fix the number of directors, provided that such number shall be not less than six nor more than twelve. Currently, the number is fixed at six. The by-laws stagger the Board of Directors by dividing the number of directors into three classes, with one class being elected each year for a term of three years. For the 1999 Annual Meeting, two directors, John W. Brown and Reed Coleman, are nominees for election to the Board of Directors.

The table below sets forth certain information with respect to the nominees for election as directors of Lunar to serve until the 2002 Annual Meeting of Shareholders. Unless otherwise specified, the shares of common stock represented by the proxies solicited hereby will be voted "FOR" the election as directors of the persons named below who have been nominated by the Board of Directors. If, at or prior to such person's election, either nominee shall be unwilling or unable to serve, it is presently intended that the proxies solicited hereby will be voted for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe either of the nominees will be unwilling or unable to serve.

                         Positions                 Principal Occupations
Name and Age               Held                    During Past 5 Years
--------------------------------------------------------------------------------
To serve until the 2002 Annual Meeting of Shareholders:

John W. Brown            Director                  Director since 1988; Chairman
Age 65                                             of the Board, Chief Executive
                                                   Officer, and President of
                                                   Stryker Corporation (medical
                                                   devices) since 1977; Director
                                                   of National City Corporation
                                                   since March 1998.

Reed Coleman             Director                  Director since 1985; Chairman
Age 66                                             of the Board, Chief Executive
                                                   Officer, and President of
                                                   Madison-Kipp Corporation
                                                   (precision engineered
                                                   components) since 1964;
                                                   President and owner of The
                                                   Reed Company since 1985;
                                                   Director of Regal-Beloit
                                                   Corporation since 1975, and
                                                   several privately held
                                                   companies.

The Board of Directors recommends you vote FOR each of the nominees named above to serve on Lunar's Board of Directors.


The following table sets forth certain information about the directors of Lunar whose terms of office will continue after the 1999 Annual Meeting.

                         Positions                 Principal Occupations
Name and Age               Held                    During Past 5 Years
-------------------------------------------------------------------------------
Terms expiring at the 2000 Annual Meeting of Shareholders:

Malcolm R. Powell, M.D.  Director                  Director since 1984;
Age 68                                             Private investor since July
                                                   1998; President of Nuclear
                                                   Medicine Consultants from
                                                   1973 to June 1998 (nuclear
                                                   medicine practice); Director
                                                   of IS2 Research, Inc. since
                                                   July 1997 (a medical device
                                                   manufacturing and contract
                                                   research company); Director
                                                   of several privately held
                                                   companies. Dr. Powell is a
                                                   cousin of Mr. Bradt, a
                                                   Director of Lunar.

James W. Nellen, II      Director                  Director since December 1997;
Age 51                                             President of Ameritech
                                                   Wisconsin since August 1999
                                                   (tele-communications);
                                                   Attorney in private practice
                                                   from January 1998 to
                                                   July 1999; General Counsel,
                                                   Secretary and Vice
                                                   President of Fort Howard
                                                   Corporation from 1982 to
                                                   December 1997.

Terms expiring at the 2001 Annual Meeting of Shareholders:

Samuel E. Bradt          Director                  Director since 1984;
Age 61                                             President of Merganser
                                                   Corporation (a business
                                                   consulting and venture
                                                   capital company) since 1980;
                                                   Director and Chief Financial
                                                   Officer of Interactive Buyers
                                                   Network International Ltd.
                                                   (internet commerce) since
                                                   December, 1996; Director of
                                                   several privately held
                                                   companies.  Mr. Bradt is a
                                                   cousin of Dr. Powell, a
                                                   Director of Lunar.

Richard B. Mazess, Ph.D.   Chairman of the         Founder of Lunar;
Age 60                     Board, President and    President and Director since
                           Chief Executive         1974; Chairman of the Board
                           Officer                 and Director of Bone Care
                                                   International, Inc. since
                                                   1986; Professor Emeritus of
                                                   Medical Physics at the
                                                   University of Wisconsin
                                                   -Madison since 1985.

Directors do not receive cash compensation for their services to Lunar. During the year ended June 30, 1999, non-employee directors were granted nonqualified options to purchase 4,500 shares of common stock at the fair market value on the grant date. These options expire ten years after their grant date and vest in one-third increments on the first three anniversaries of the grant date.

During the year ended June 30, 1999, a total of 5 meetings of the Board of Directors were held. Each director attended 75% or more of the meetings held while serving as a director. The Board of Directors has an Audit Committee. The Audit Committee, composed of non-employee directors, oversees the audit of the corporate accounts through independent auditors whom it recommends for selection by the Board of Directors. The Committee reviews the scope of the audit with such auditors. The Audit Committee held two meetings during the fiscal year ended June 30, 1999. Its members are Mr. Bradt and Mr. Coleman. Lunar does not have a nominating or compensation committee of the Board of Directors. However, the Lunar Corporation Amended and Restated Stock Option Plan is administrated by a committee comprised of two members of the Board of Directors. Its members are Mr. Coleman and Mr. Brown.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Directors and officers of Lunar are required by Section 16 of the Securities Exchange Act of 1934 to report to the Securities and Exchange Commission their transactions in, and beneficial ownership of, Lunar's common stock, including options to purchase common stock. Reports received by Lunar indicate that for the period from July 1, 1998, to June 30, 1999, all reports were filed on a timely basis except that Mr. Peemans reported two transactions on two reports after the due dates for such reports.


ITEM 2 - APPROVAL OF AMENDMENT TO LUNAR'S STOCK OPTION PLAN

Lunar has used stock options as a significant part of its compensation program for many years. Management believes that the grant of stock options is critical in attracting and retaining officers, key employees, consultants and non-employee directors who will contribute to the success and prosperity of Lunar. Other than Lunar's 401K profit-sharing plan, stock options are the only element of long-term compensation used by Lunar.

As of October 8, 1999, the number of shares of common stock available under Lunar's stock option plan was 225,610. Lunar adopted the stock option plan in 1991. Management is seeking shareholder approval of an amendment to the plan which would increase the number of shares available for future grants of stock options by 400,000. The amendment would also provide that in the event a stock option is granted in replacement or cancellation of a stock option previously granted under the plan or any other plan of Lunar, and the option price per share of the newly granted option is less than the option price of the replaced or canceled option, then the shares of common stock subject to the replaced or canceled option will not be available for future grants of stock options, except to the extent a majority of the outstanding shares of common stock approves the replacement or cancellation.

SUMMARY OF THE PLAN. Only nonqualified stock options may be granted under the plan. The plan is administered by a committee consisting of two members of the Board of Directors. Mr. Coleman and Mr. Brown presently serve on the committee. The committee has the authority, subject to the terms of the plan, to establish eligibility guidelines, select officers, key employees, consultants and non-employee directors for participation in the plan and determine the number of shares of common stock subject to a stock option, the exercise price for such shares of common stock, the time and conditions of exercise, and all other terms and conditions of the stock options. Approximately 300 persons are eligible to receive stock options under the plan.

Other than to comply with applicable rules and regulations, the plan may be amended by the Board of Directors in any respect, except that no amendment may be made without shareholder approval if such amendment would increase the maximum number of shares of common stock available under the plan (other than certain adjustments for changes in the Company's capitalization) or would otherwise require shareholder approval. As part of the proposed amendment, shareholder approval also would be required of any plan amendment that would permit shares subject to an outstanding option that has been replaced by a lower priced option to become available for future grants. The plan will terminate on November 22, 2001, unless earlier terminated by the Board of Directors.

In the event of a change in control of Lunar, any stock option not previously exercisable in full will become fully exercisable. As more fully set forth in the plan, a change in control generally is the acquisition, subject to certain exemptions, by any person of beneficial ownership of 50% or more of the common stock, a change in the majority of the Board of Directors and approval by the shareholders of a reorganization, merger, consolidation, or sale of all or substantially all of the assets of Lunar unless certain conditions are satisfied. This provision could raise the cost to a potential acquiror of engaging in a transaction that would constitute such a change in control, and, therefore, could affect the willingness of an acquiror to propose such a transaction of the terms thereof.

PROPOSED AMENDMENT. The first paragraph of Section 3 of the plan has been amended, subject to shareholder approval, as follows to reflect the proposed increase in the number of available shares and the proposed restrictions on granting replacement options at a lower exercise price per share:

    "The maximum number of shares of Common Stock to be issued after the effective date of this Plan pursuant to all grants of stock options hereunder shall be 2,400,000, subject to adjustment in accordance with Section 5. Shares of Common Stock subject to a stock option granted hereunder, which are not issued by reason of the expiration, cancellation or other termination of such stock option, shall again be available for future grants of stock options under this Plan; provided, however, that in the event a stock option is granted under this Plan in replacement or cancellation of, or in exchange for, an outstanding stock option previously granted under this Plan or any other plan of the Company, and the option price per share of the newly granted stock option is less than the option price per share of the stock option being replaced, canceled or exchanged, then the shares of Common Stock subject to the replaced, canceled or exchanged stock option shall not be available for future grants of stock options under this Plan, except to the extent a majority of the outstanding shares of Common Stock approve any such replacement, cancellation or exchange."

The reason for amending the plan is to provide for an increase in the number of shares of common stock available for future grants of stock options under the plan. As noted above, stock options are a significant part of Lunar's compensation program. As of October 8, 1999, the number of shares of common stock available under the plan for the grant of stock options was 225,610. The amendment would authorize the grant of an additional 400,000 shares of common stock under the plan which, as of October 8, 1999, represents approximately 4.7% of Lunar's outstanding common stock.

Lunar's Board of Directors understands that shareholders are often concerned about the grant of replacement options with exercise prices lower than the replaced options. As a result, the Board of Directors also amended the plan, subject to shareholder approval, to provide that shares subject to replaced options will not be available for future option grants except to the extent Lunar's shareholders approve of a grant of replacement options. Lunar's Board believes that this amendment should ease concerns shareholders may have about replacement options, while also giving Lunar the ability to continue to utilize stock options as Lunar's primary form of long-term compensation.

FEDERAL TAX CONSEQUENCES. For federal income tax purposes, an optionee will not realize taxable income upon the grant of the option, but will recognize taxable income at the time of exercise in the amount of the difference between the purchase price and the fair market value of the shares purchased on the date of exercise. At that time, Lunar will be entitled to a deduction as compensation expense in an amount equal to the amount taxable to the participant as income.

The following table sets forth the number of shares of common stock which were subject to stock options granted to the indicated persons or groups under the plan during fiscal year 1999. The number of shares reflected includes the amounts issued subject to replacement stock options described under "Replacement Stock Options", except for the shares granted to Mr. Hanson. All of the stock options were granted at 100% of fair market value of the common stock on the date of grant. On October 8, 1999, the closing sale price of the common stock as reported on The Nasdaq Stock Market was $6.88 per share.

STOCK OPTION PLAN

Name and Position                       Number of Shares
--------------------------------        ----------------
Richard B. Mazess, Ph.D.
Chairman of the Board,
President, and Chief
Executive Officer                                 0

Robert A. Beckman
Vice President of Finance                    85,000

James A. Hanson
Vice President of Marketing                  10,000

Peter Peemans
Vice President of International Sales        62,000

James V. Pietropaolo
Vice President of Domestic Sales             70,000

All executive officers as a group           327,000

All non-employee directors as a group        78,500

All employees as a group
(other than executive officers)             549,430

Approval of the plan amendment will require that the number of votes cast favoring approval exceeds the number of votes cast opposing approval. Unless otherwise specified, the shares of common stock represented by the proxies solicited hereby will be voted "FOR" the proposal to approve the plan amendment.

The Board of Directors unanimously recommends a vote FOR approval of the proposed amendment to the plan.


ITEM 3 - RATIFICATION OF SELECTION OF AUDITORS

The Board of Directors has selected Arthur Andersen LLP, Milwaukee, Wisconsin, as independent certified public accountants to act as Lunar's auditors for the fiscal year ending June 30, 2000. Arthur Andersen LLP has examined the accounts of Lunar since December 1998, and in the opinion of management, the firm should continue as Lunar's auditors. Unless otherwise specified, the shares of common stock represented by the proxies solicited hereby will be voted "FOR" the proposal to ratify the selection of Arthur Andersen LLP as Lunar's auditors.

Representatives of Arthur Andersen LLP are expected to be present at the meeting, will have an opportunity to make a statement if they wish to do so, and will be available to respond to appropriate questions.

The Board of Directors recommends you vote FOR the selection of Arthur Andersen LLP as Lunar's auditors for the fiscal year ending June 30, 2000.

On December 16, 1998, Lunar engaged the accounting firm of Arthur Andersen LLP as Lunar's independent accountants. Lunar, on that same date, also informed KPMG LLP (formerly KPMG Peat Marwick LLP) of their dismissal effective December 16, 1998. The decision to change independent accountants was made upon the recommendation of the Audit Committee of Lunar's Board of Directors.

During the two fiscal years ended June 30, 1998 and 1997 and interim periods subsequent to June 30, 1998 and prior to December 16, 1998, there were no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

KPMG LLP's report on Lunar's financial statements for the two fiscal years ended June 30, 1998 and 1997 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

During those two fiscal years and interim periods subsequent to June 30, 1998 and prior to December 16, 1998, there were no reportable events.

KPMG LLP furnished Lunar with a letter addressed to the Securities and Exchange Commission stating that it agreed with the above statements. A copy of the letter dated December 21, 1998 is filed with the Securities and Exchange Commission.

During those two fiscal years and interim periods subsequent to June 30, 1998 and prior to employing Arthur Andersen LLP, neither Lunar nor anyone on its behalf consulted Arthur Andersen LLP regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Lunar's financial statements or any matter that was either the subject of a disagreement or a reportable event.



SECURITIES BENEFICIALLY OWNED BY PRINCIPAL SHAREHOLDERS,
DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information with respect to the beneficial ownership of Lunar's common stock by (i) each director of Lunar, (ii) each executive officer of Lunar who is named in the summary compensation table included in this proxy statement, (iii) all directors and executive officers of Lunar as a group, and (iv) each person known by Lunar to be the beneficial owner of more than 5% of Lunar's common stock.

                             Amount and Nature of           Percent
Name                         Beneficial Ownership           of Class(1)
-------------------------------------------------------------------------------
Samuel E. Bradt                   5,500(2)                      *
John W. Brown                   143,000(3)                      1.7%
Reed Coleman                    195,250(4)                      2.3
Richard B. Mazess, Ph.D.      2,865,345(5)                     33.3
James W. Nellen, II               7,667(6)                      *
Malcolm R. Powell, M.D.          37,155(7)                      *
Robert A. Beckman                56,087(8)                      *
James A. Hanson, Ph.D.          145,837(9)                      1.7
Peter Peemans                    22,500(10)                     *
James V. Pietropaolo              9,000(2)                      *


All Directors and
Executive Officers as a
Group (11 persons)            3,492,341(11)                    39.2


Waddell & Reed Investment
Management Company
6300 Lamar Avenue
Shawnee Mission, KS 66201       801,500(12)                     9.3

Wellington Management
Company, LLP
75 State Street
Boston, MA 02109                569,000(13)                     6.6

State of Wisconsin
Investment Board
P.O. Box 7842
Madison, WI 53707               691,000(14)                     8.0


* Less than 1 percent (1%)

(1) Except as indicated below, (i) represents shares of common stock held of record and beneficially as of the October 8, 1999 record date and (ii) all shares of common stock are held with sole voting and investment power. Percentage amounts are based upon an aggregate of 8,598,580 shares issued and outstanding on October 8, 1999, and shares of common stock issuable within 60 days of October 8, 1999 upon exercise of stock options.

(2) Represents shares of common stock issuable within 60 days upon exercise of stock options.

(3) Includes 33,000 shares of common stock issuable within 60 days upon exercise of stock options.

(4) Includes 162,250 shares of common stock held by The Reed Company, of which Mr. Coleman is sole owner, and 33,000 shares of common stock issuable within 60 days upon exercise of stock options.

(5) Includes 1,344,835 shares of common stock held by Dr. Mazess in joint tenancy with his wife and 607,500 shares of common stock held by Dr. Mazess as custodian for his daughters. Dr. Mazess' address is 726 Heartland Trail, Madison, Wisconsin, 53717-1915.

(6) Includes 4,000 shares of common stock held in a trust over which Mr. Nellen serves as trustee, and 3,667 shares of common stock issuable within 60 days upon exercise of stock options.

(7) Includes 32,155 shares of common stock held in a trust over which Dr. Powell serves as co-trustee, and 5,000 shares of common stock issuable within 60 days upon exercise of stock options.

(8) Includes 55,950 shares of common stock issuable within 60 days upon exercise of stock options, and 37 shares of common stock held by Mr. Beckman as custodian for his children.

(9) Includes 145,500 shares of common stock issuable within 60 days upon exercise of stock options.

(10) Includes 19,900 shares of common stock issuable within 60 days upon exercise of stock options.

(11) Includes 315,517 shares of common stock issuable within 60 days upon exercise of stock options.

(12) Based on Amendment No. 1 to a Schedule 13G dated December 31, 1998 furnished to Lunar, Waddell & Reed Investment Management Company, an investment advisor, had sole voting and dispositive power with respect to 801,500 shares of common stock. Waddell & Reed Investment Management Company also filed the
Schedule 13G jointly with Waddell & Reed, Inc., a broker-dealer; Waddell & Reed Financial Services, Inc., a parent holding company; Waddell & Reed Financial, Inc., a parent holding company. Each entity that filed the Schedule 13G indicated that it had sole voting and dispositive power with respect to 801,500 shares of common stock.


(13) Based on a Schedule 13G dated December 31, 1998 furnished to Lunar, Wellington Management Company, LLP, an investment advisor, had shared voting power with respect to 389,000 shares of common stock and shared dispositive power with respect to 569,000 shares of common stock.

(14) Based on a Schedule 13G dated February 1, 1999 furnished to Lunar,
State of Wisconsin Investment Board had sole voting and dispositive power with respect to 691,000 shares of common stock.


EXECUTIVE COMPENSATION

BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION

The following is a report submitted by the Board of Directors addressing Lunar's compensation policy as it related to Lunar's executive officers for fiscal year 1999.

This report by the Board of Directors and the performance graph contained in this proxy statement shall not be deemed to be incorporated by reference by any general statement which incorporates by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, and they shall not otherwise be deemed filed under such Acts.

COMPENSATION POLICY. Due to the Chief Executive Officer's significant holdings of common stock, the Chief Executive Officer has elected to receive a base salary which is lower than the salary he would otherwise receive given his duties and responsibilities and has elected not to receive any bonus or stock options.

With respect to all executive officers other than the Chief Executive Officer, the goal of Lunar's executive compensation policy is to ensure that an appropriate relationship exists between executive pay and the creation of shareholder value, while at the same time motivating and retaining key employees. To achieve this goal, Lunar's executive compensation policy integrates annual base salary with cash bonuses, commissions, and stock options based upon corporate performance and individual initiatives and performance. Measurement of corporate performance is primarily based on company goals and industry performance levels. Accordingly, in years in which performance goals and industry levels are achieved or exceeded, executive compensation would be higher than in years in which performance is below expectations. Companies used in comparative analyses for the purpose of determining each executive officer's compensation are selected by the Board of Directors and include some of the companies in the Standard & Poor's Medical Products and Supplies Index included in the performance graph set forth in this proxy statement. The selection of such companies is based on various factors, including industry classification and market capitalization.

Annual base salary is designed to attract and retain qualified executives. In addition, executive officers are eligible to be granted stock options under Lunar's stock option plan. The Board of Directors believes that stock options ensure that executives have a continuing stake in the long-term success of Lunar and are an effective incentive for executives to create value for shareholders since the value of a stock option bears a direct relationship to Lunar's stock price. Lunar's stock option plan was administered in fiscal year 1999 by Mr. Coleman and Mr. Brown.

PERFORMANCE MEASURES. In evaluating annual executive compensation, the Board of Directors considers both long- and short-term objectives. Specific measures of short-term goals include earnings per share, sales growth, market share, and overall profitability in comparison to other companies in competition with Lunar. Longer-term objectives include strategic planning and alliances which may not immediately impact sales and earnings growth. The Board of Directors does not assign any specific weights to the foregoing performance measures and does not use a fixed formula for determining base salary, bonuses, or long-term compensation.

FISCAL YEAR 1999 COMPENSATION. For fiscal year 1999, Lunar's executive compensation program consisted of base salary, adjusted from the prior year, and a cash bonus based upon the performance measurements described above. In addition, four executive officers included in the summary compensation table received commissions, and were granted options to purchase shares of common stock. Commissions are paid to more directly compensate executive officers for changes in Lunar's performance. Stock options are granted from time to time to members of management, based primarily on such person's potential contribution to Lunar's growth and profitability.

The Chief Executive Officer's compensation for fiscal year 1999 consisted of a base salary of $150,000. The Chief Executive Officer has elected not to receive any bonus or stock options.

REPLACEMENT STOCK OPTIONS. In October 1998, in exchange for the forfeiture of certain outstanding stock options, including currently exercisable options, having an exercise price in excess of the fair market value of the common stock at the time of the exchange, the stock option plan committee approved the grant of replacement options providing for new vesting periods and a ten-year term. Many outstanding options were exercisable at prices that exceeded the market price of the common stock at that time, thereby substantially impairing the effectiveness of such options as performance incentives. Consistent with Lunar's philosophy of utilizing equity incentives to motivate and retain management and employees, the committee felt that it was important to restore the performance incentives intended to be provided by options through the replacement of certain outstanding options with exercise prices in excess of the market price at the time of the exchange. The exercise price of the replacement options was set at the fair market value of a share ($9.25 per share) of common stock on the effective date of the exchange. A total of 169 option holders holding options to purchase an aggregate of 544,230 shares of common stock with exercise prices ranging from $16.25 to $20.50 per share were granted options.


The Board of Directors believes that linking executive compensation to corporate performance results in a better alignment of compensation with Lunar's goals and shareholder interest. As performance goals are met or exceeded, shareholder value should increase through increases in the market value of the common stock, and the executives will be rewarded commensurately. The Board of Directors believes that compensation levels during fiscal year 1999 adequately reflect Lunar's compensation goals and policies.

Respectfully submitted,

Samuel E. Bradt
John W. Brown
Reed Coleman
Richard B. Mazess, Ph.D.
James W. Nellen, II
Malcolm R. Powell, M.D.


SUMMARY COMPENSATION TABLE

The table below sets forth the compensation of Lunar's Chief Executive
Officer and the four other most highly compensated executive officers as of the end of fiscal year 1999.

                                                         Long-Term
                             Annual Compensation        Compensation
                          -------------------------    ------------
                                          Other Annual  Securities    All Other
    Name and       Fiscal                 Compensation  Underlying  Compensation
Principal Position  Year  Salary($) Bonus($)   ($)      Options (#)     ($)(5)
-------------------------------------------------------------------------------
Richard B.
Mazess, Ph.D.      1999   150,000      --        --         --           4,000
 Chairman of the   1998   145,000      --        --         --           4,000
 Board, President, 1997   105,846      --        --         --             750
 and Chief Executive
 Officer


Robert A.
Beckman(1)         1999   256,721     750        --      85,000(6)       4,000
 Vice President    1998   254,033   1,125        --      30,000          4,000
 of Finance        1997   196,693  30,975        --      35,000          2,250

James A.
Hanson, Ph.D.(2)   1999   199,881     750        --      10,000          4,000
 Vice President    1998   194,206   1,125        --         --           4,000
 of Marketing      1997   195,439   2,250        --         --           2,250

Peter
Peemans(3)         1999   206,670   6,750        --      62,000(6)         --
 Vice President    1998   190,396  19,375        --      18,000            --
 of International  1997   181,336  10,925        --      14,000            --
 Sales

James V.
Pietropaolo(4)     1999   203,295   9,250        --      70,000(6)       4,000
 Vice President    1998   189,573  10,125        --      15,000          4,000
 of Domestic Sales 1997   136,908     750    55,000      50,000            --
          --

(1) Mr. Beckman's salary includes sales-based commissions of $71,421, $84,033, and $47,078 for fiscal years 1999, 1998 and 1997, respectively.

(2) Dr. Hanson's salary includes sales-based commissions of $69,881, $64,206, and $70,440 for fiscal years 1999, 1998 and 1997, respectively.

(3) Mr. Peemans' salary includes sales-based commissions of $72,144, $69,238, and $51,026 for fiscal years 1999, 1998 and 1997, respectively. Lunar has guaranteed Mr. Peemans the payment of his base salary for one year should he be dismissed for any reason other than cause in the first 24 months following his relocation to the United States. Mr. Peemans will receive payment of his base salary for six months if such dismissal occurs after 24 months but before the end of the 60th month of his relocation to the United States.

(4) Mr. Pietropaolo's salary includes sales-based commissions of $60,195, $54,573 and $38,408 for fiscal years 1999, 1998 and 1997, respectively.

(5) Amounts consist of company contributions to a defined contribution plan.

(6) Amounts include stock options relating to the granting of replacement stock options. Mr. Beckman, Mr. Peemans and Mr. Pietropaolo were granted 55,000, 27,000 and 40,000 stock options as replacement stock options in fiscal 1999.


REPLACEMENT STOCK OPTIONS
The table below provides certain information relating to grants of stock options made by Lunar to executive officers in exchange for previously granted options since Lunar commenced trading on The Nasdaq Stock Market August 14, 1990.

                                       Market                        Length of
                            Number     Price     Exercise            Original
                        of Securities of Stock   Price at    New   10-Year Term
                          Underlying  at Time of  Time of  Exercise Remaining at
                           Options    Repricing  Repricing  Price     Date of
Name and Position  Date   Repriced       ($)        ($)      ($)     Repricing
--------------------------------------------------------------------------------
FISCAL YEAR ENDED JUNE 30, 1999:

Robert A. Beckman
Vice President   10/14/98  25,000       9.25      16.50      9.25       8.5
of Finance       10/14/98  20,000       9.25      18.50      9.25       9.0
                 10/14/98  10,000       9.25      16.25      9.25       9.7

Peter Peemans
Vice President   10/14/98   9,000       9.25      16.50      9.25       8.5
of International 10/14/98   8,000       9.25      18.50      9.25       9.0
Sales            10/14/98  10,000       9.25      16.25      9.25       9.7

James V. Pietropaolo
Vice President   10/14/98  25,000       9.25      16.50      9.25       8.5
of Domestic      10/14/98   5,000       9.25      18.50      9.25       9.0
Sales            10/14/98  10,000       9.25      16.25      9.25       9.7

John A. Comerford
Corporate
General Counsel  10/14/98  10,000       9.25      19.50      9.25       9.2
and Secretary    10/14/98  10,000       9.25      16.25      9.25       9.7

James T. Karam
Former Vice
President
of Operations    10/14/98  30,000       9.25      19.00      9.25       8.8

FISCAL YEAR ENDED JUNE 30, 1997:

Robert A. Beckman
Vice President   04/22/97  15,000      16.50      20.58     16.50       8.5
of Finance       04/22/97  10,000      16.50      27.50     16.50       9.5

James V. Pietropaolo
Vice President of
Domestic Sales   04/22/97  25,000      16.50      27.50     16.50       9.5

George W. Woolston
Former Vice President
of International

Sales            04/22/97  25,000      16.50      27.50     16.50       9.5

Carl E. Gulbrandsen
Former Corporate
General Counsel
and Secretary    04/22/97   2,000      16.50      27.50     16.50       9.5

FISCAL YEAR ENDED JUNE 30, 1993:

Robert A. Beckman
Vice President
of Finance       09/24/92  25,000       9.25      15.50      9.25       9.7

Carl E. Gulbrandsen
Former Corporate
General Counsel
and Secretary    09/24/92  20,000       9.25      15.50      9.25       9.7

Gregory M. Johnson
Former Vice President
of Sales         09/24/92   5,000       9.25      15.50      9.25       9.7

Michael M. Tesic, Ph.D.
Former Vice President
of Strategic Product
Development      09/24/92  20,000       9.25      15.50      9.25       9.7

Charles W. Bishop, Ph.D.
Former Vice President
of Bone Care
International    09/24/92  25,000       9.25      15.50      9.25       9.7

FISCAL YEAR ENDED JUNE 30, 1992:

Robert A. Beckman
Vice President
of Finance       06/01/92  25,000      15.50      20.75     15.50       9.2

Gregory M. Johnson
Former Vice President
of Sales         06/01/92   5,000      15.50      20.75     15.50       9.2

Michael M. Tesic, Ph.D.
Former Vice President
of Strategic Product

Development      06/01/92  20,000      15.50      20.75     15.50       9.2

Carl E. Gulbrandsen
Former Corporate
General Counsel
and Secretary    06/01/92  20,000      15.50      24.75     15.50       9.6


Charles W. Bishop, Ph.D.
Former Vice President
of Bone Care
International    06/01/92  25,000      15.50      20.75     15.50       9.2

FISCAL YEAR ENDED JUNE 30, 1991:

Robert A. Beckman
Vice President
of Finance       11/16/90  25,000       8.50      12.75      8.50       9.5

Gregory M. Johnson
Former Vice President
of Sales         11/16/90  20,000       8.50      12.75      8.50       9.5

Charles W. Bishop, Ph.D.
Former Vice President
of Bone Care
International    11/16/90  15,000       8.50      12.75      8.50       9.5



AGGREGATED STOCK OPTION EXERCISES IN FISCAL YEAR 1999
AND FISCAL YEAR END STOCK OPTION VALUES

The following table sets forth information on the value of unexercised stock options as of June 30, 1999 held by Lunar's executive officers named in the summary compensation table. Such officers did not exercise any stock options during fiscal year 1999.

                      Number of Securities
                     Underlying Unexercised     Value of Unexercised In-the
                     Stock Options at Fiscal       Money Stock Options at
                          Year End (#)             Fiscal Year End ($)(1)
Name                 -----------------------     -------------------------
                    Exercisable Unexercisable    Exercisable Unexercisable
-------------------------------------------------------------------------------
Richard B.
Mazess                      --            --            --            --

Robert A.
Beckman                 41,250        87,700        43,477        63,776

James A.
Hanson                 145,500        10,000     1,069,485        25,100

Peter
Peemans                 12,000        63,500         3,120        75,870

James V.
Pietropaolo                 --        70,000            --        62,750


(1) Based upon the closing price of the common stock of $7.88 on June 30, 1999, as reported by The Nasdaq Stock Market minus the exercise price.


STOCK OPTION GRANTS IN FISCAL YEAR 1999

The following table sets forth information with respect to individual stock option grants during fiscal 1999 to Lunar's executive officers named in the summary compensation table.

             Number of   % of Total                  Potential Realizable Value
            Securities    Options                    at Assumed Annual Rates of
            Underlying    Granted                   Stock Price Appreciation for
             Options       During   Exercise             Option Term(4),(5)
            Granted(1)  Fiscal Year Price(2) Expiration  0%      5%      10%
Name           (#)          1999    ($/Share)   Date     ($)     ($)     ($)
--------------------------------------------------------------------------------
Richard B.
Mazess             --        --         --        --      --       --        --

Robert A.
Beckman        25,000       2.6       5.37    4/13/2009     0   84,500   214,000
                5,000       0.5       9.25   10/14/2008     0   29,100    73,700
               55,000(3)    5.7       9.25   10/14/2008     0  320,100   810,700

James A.
Hanson         10,000       1.0       5.37    4/13/2009     0   33,800    85,600

Peter
Peemans        30,000       3.1       5.37    4/13/2009     0  101,400   256,800
                5,000       0.5       9.25   10/14/2008     0   29,100    73,700
               27,000(3)    2.8       9.25   10/14/2008     0  157,140   397,980

James V.
Pietropaolo    25,000       2.6       5.37    4/13/2009     0   84,500   214,000
                5,000       0.5       9.25   10/14/2008     0   29,100    73,700
               40,000(3)    4.2       9.25   10/14/2008     0  232,800   589,600

(1) All stock options are nonqualified and vest 20% each year on the first five anniversaries of the grant date.

(2) All grants were made at 100% of fair market value as of the grant date.

(3) Amounts represent the granting of replacement stock options which remain outstanding. Equal amounts of previously granted stock options were terminated in fiscal 1999.

(4) The dollar amounts under these columns are the result of calculations at the 5% and 10% assumed annual growth rates mandated by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, in the common stock price. The calculations were based on the exercise prices and the 10-year term of the options. No gain to the optionees is possible without an increase in stock price, which will benefit all shareholders proportionately.

(5) The "Potential Realizable Value" to all Lunar shareholders as a group which would result from the application of the same assumptions to the 8,598,580 shares of common stock outstanding at June 30, 1999, at the closing price of $7.88 per share of common stock on June 30, 1999, as reported by The Nasdaq Stock Market is an incremental gain of $0, $42,648,957, and $107,998,165 for 0%, 5%, and 10%, respectively.


PERFORMANCE GRAPH

The following table compares the cumulative total shareholder return on Lunar's common stock for the five-year period ended June 30, 1999, with the cumulative total shareholder return of Standard & Poor's 500 Stock Index (the "S&P 500") and Standard and Poor's Medical Products and Supplies Index (the "S&P Med Products").


                   6/30/94   06/30/95   06/30/96   6/30/97   6/30/98   6/30/99
S&P 500              $100       $126       $159      $214      $279      $342
S&P Med Products     $100       $144       $177      $209      $276      $377
Lunar Corporation    $100       $213       $419      $264      $223      $ 96

The performance graph assumes $100 invested on June 30, 1994 in each of Lunar's common stock, the S&P 500 Index and the S&P Med Products Index. The graph also assumes the reinvestment of dividends.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the fiscal year ended June 30, 1999, Lunar did not have a compensation or similar committee. Dr. Mazess, the Chairman of the Board, President and Chief Executive Officer of Lunar, participated in decisions concerning executive officer compensation.


CERTAIN TRANSACTIONS

On June 30, 1999 Lunar completed the purchase of a used Artoscan magnetic resonance imager from a limited liability corporation owned 50% by Mr. Beckman. The purchase price for the system was $167,000. Lunar resold the Atroscan system for $193,480 in the quarter ended June 30, 1999.


SHAREHOLDER PROPOSALS

In order to be considered for inclusion in Lunar's proxy materials for the 2000 annual meeting of shareholders, written notice of any shareholder proposal must be received by Lunar by June 29, 2000. In addition, regardless of whether a shareholder proposal is set forth in Lunar's 1999 Proxy Statement as a matter to be considered by shareholders, Lunar's Bylaws establish an advance notice procedure for shareholder proposals to be brought before any annual meeting of shareholders, including proposed nominations of persons for election to the Board of Directors. Shareholders at the 1999 annual meeting may consider a proposal or nomination brought by a shareholder of record on October 8, 1999 who has given Lunar timely written notice, in proper form, of the shareholder's proposal or nomination. A shareholder proposal or nomination intended to be brought before the 1999 annual meeting must have been received by Lunar on or after July 22, 1999 and on or prior to August 21, 1999. Lunar did not receive notice of any shareholder proposal or nomination relating to the 1999 annual meeting. The 2000 annual meeting of shareholders is expected to be held on November 17, 2000. A shareholder proposal or nomination intended to be brought before the 2000 annual meeting must be received by Lunar on or after July 22, 2000 and on or prior to August 21, 2000. All proposals and nominations should be directed to Lunar's principal executive offices at 726 Heartland Trail, Madison, Wisconsin, 53717-1915, Attention: Vice President of Finance.

FINANCIAL STATEMENTS

A copy of the Annual Report to Shareholders of Lunar, and the report on Form 10-K filed with the Securities and Exchange Commission containing audited consolidated financial statements for the fiscal year ended June 30, 1999, is enclosed herewith.


By Order of the Board of Directors,

/s/ Richard B. Mazess, Ph.D.
Richard B. Mazess, Ph.D.
President

Madison, Wisconsin
October 27, 1999




Proxy for
Lunar Corporation
Annual Meeting of Shareholders
November 19, 1999

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF LUNAR CORPORATION.

The undersigned hereby appoints ROBERT A. BECKMAN and JOHN A. COMERFORD, and each of them, as proxies, with full power of substitution, to vote for the undersigned all shares of the Common Stock of LUNAR CORPORATION, which the undersigned, as designated below, would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held at Lunar Corporation, 726 Heartland Trail, Madison, Wisconsin, on Friday, November 19, 1999, at 11:00 a.m., local time, and at any adjournments thereof.

(1)  Elect Directors

     /  / GRANT AUTHORITY     /  / WITHHOLD AUTHORITY
     to vote for nominees          to vote for nominees
     listed below                  listed below

Instructions: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.

     John W. Brown               Reed Coleman

(2) To consider and vote on a proposal to approve an amendment to Lunar's stock option plan to increase the number of shares of common stock available under the plan and to provide that shares subject to a stock option that is replaced by an option with a lower exercise price will not become available for future option grants unless shareholder approval is obtained.

          /  / For            /  / Against          /  / Abstain

(3) To ratify the selection of Arthur Andersen LLP as Lunar's auditors for the fiscal year ending June 30, 2000.

          /  / For            /  / Against          /  / Abstain

(4) In their discretion, upon such other matters as may properly come before the meeting or any adjournments thereof.

This proxy will be voted as specified. IF NO CONTRARY SPECIFICATION IS MADE, IT WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES NAMED ON THE REVERSE SIDE, FOR APPROVAL OF THE PROPOSED AMENDMENT TO LUNAR'S STOCK OPTION PLAN, FOR RATIFICATION OF ARTHUR ANDERSEN LLP AS LUNAR'S AUDITORS AND, IN THE
DISCRETION OF THE PERSONS DESIGNATED HEREIN AS PROXIES, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

Please date this proxy and sign exactly as your name or names appear therein. If shares are jointly owned, one or more joint owners should sign. Administrators, executors, trustees and others signing in representative capacity should indicate the capacity in which they sign. The undersigned hereby revokes all proxies heretofore given to vote at the aforesaid meeting.

     Dated                             , 1999


     ----------------------------      -------------------------------
     Co-Owner Sign Here                Shareholder Sign Here